SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              BNH BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              JOHN F. TRENTACOSTA
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------


   * Set forth the amount on which the filing fee is calculated and state how it was determined.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                                                                  March 22, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders of BNH BANCSHARES, INC., which will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m.

     It is extremely important that your shares be represented at this meeting. Therefore, even if you expect to attend the meeting, we hope that you will sign the enclosed Form of Proxy and return it promptly in the enclosed postage paid envelope. You may revoke the Proxy later and vote personally if you are able to attend the meeting.

                                      Sincerely,

                                      By: /s/ GEORGE M. DERMER
                                          -----------------------------------
                                          Chairman of the Board of Directors



                                      By: /s/ F. PATRICK MCFADDEN, JR.
                                          -----------------------------------
                                          President and Chief Executive Officer

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of
 Shares of Common Stock:

     NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of BNH BANCSHARES, INC. (the "Company") will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1. To elect the sixteen nominees for directors listed in the Proxy Statement dated March 22, 1996 accompanying the notice of the meeting; and

     2. To approve a one-for-four reverse stock split of the Company's issued Common Stock; and

     3. To approve certain amendments to the BNH Bancshares, Inc. 1992 Stock Incentive Plan; and

     4. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

     5. To transact such other business as may properly come before the meeting or an adjournment thereof.

     Only those shareholders of record at the close of business on February 28, 1996 shall be entitled to notice of and to vote at the meeting.


                                         By Order of the Board of Directors

                                             /s/ EVELYN R. MILLER,
                                             ----------------------------------
                                                 Secretary

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 498-3500

                                 ---------------

                                 PROXY STATEMENT

           APPROXIMATE DATE OF MAILING TO SHAREHOLDERS: MARCH 22, 1996

                                 ---------------

INTRODUCTION

     The following is a proxy statement by the Board of Directors of BNH BANCSHARES, INC. (the "Company") in connection with the solicitation of proxies for use at its Annual Meeting of Shareholders scheduled for April 23, 1996.

     At such meeting, the Company's shareholders will be asked to: (1) elect directors; (2) approve a one-for-four reverse stock split of the Company's issued Common Stock; (3) approve certain amendments to the BNH Bancshares, Inc. 1992 Stock Incentive Plan; (4) ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and (5) transact such other business as may properly come before the Annual Meeting.

     The Company has 14,726,650 shares of Common Stock outstanding and entitled to vote at its Annual Meeting. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on the election of directors. Under Connecticut law, such abstentions and non-votes have the effect of a vote against the election of management's nominees.

     The Board of Directors of the Company has fixed February 28, 1996 as the record date for the determination of the shareholders entitled to vote at that Meeting. The proxies of shareholders are being solicited by the Board of Directors. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by giving written notice to the Company, by appearing at the Annual Meeting on April 23, 1996 and requesting withdrawal of the proxy, or by giving a proxy bearing a later date. If a proxy is properly signed and is not revoked by the shareholder, it will be voted at the Annual Meeting and such vote will be cast in accordance with such shareholder's direction.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some directors, officers and regular employees of the Company's subsidiary, The Bank of New Haven (the "Bank"), without extra remuneration, may conduct solicitations by telephone and personal interview. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons and will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company has engaged Proxy Services, Inc. to assist it in the distribution of proxies. Pursuant to this engagement, Proxy Services, Inc. will request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to beneficial owners of shares held of record by such persons. Proxy Services, Inc. will receive a fee of approximately $500, plus expenses, for such services.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

NOMINEES

     Pursuant to the terms of the Company's Bylaws, the Board of Directors has set the size of the Board at sixteen (16) effective as of the 1996 Annual Meeting of Shareholders. Accordingly, there are sixteen (16) nominees for election as directors of the Company at the 1996 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders of the Company and until their successors shall have been elected and shall have qualified. Each of the nominees, with the exception of Messrs. Crowley and Cullen and Ms. Lamont, is currently serving as a director of the Company. Richard L. Ades and Albert M. D'Onofrio, who have served as Directors of the Company and the Bank, will not stand for re-election to those positions at the 1996 Annual Meeting of Shareholders. The Company wishes to thank Mr. Ades and Dr. D'Onofrio for their years of service to the Company and the Bank.

     The persons named in the form of proxy to represent shareholders at the Annual Meeting are Theodore F. Hogan, Jr., Carl M. Porto and Cheever Tyler. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the form of proxy will consult with management of the Company and use their discretion in voting the shares represented by such proxies. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting of Shareholders at which a quorum is present is required for the election of directors. The name of each nominee for director, his or her principal occupation for the previous five years, his or her other positions with the Bank and the Company, and his or her age and period of service as a director of the Company are set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW.


                                Name, Principal                                                   Served as a
                                Occupation and                                                    Director of
                               Position with the                                                  the Company
                             Company and the Bank                                        Age         Since
                             --------------------                                        ---      -----------
Stephen P. Ahern .....................................................................    65          1989
  Director of the Company and the Bank; Vice President of Ogden Allied Security
  Services, a private security service company. Mr. Ahern also is a director of
  Birmingham Utilities, Inc.

Martin R. Anastasio ..................................................................    54          1985
  Director of the Company and the Bank; Principal and Vice President, Weinstein &
  Anastasio, P.C., Certified Public Accountants

Edward M. Crowley ....................................................................    39
  President, Dichello Distributors, Inc., 1994 to present; General Sales Manager,
  Central Distributors of Beer, Inc., 1978 to 1993

James J. Cullen ......................................................................    48
  President & Chief Executive Officer, Hospital of Saint Raphael, August, 1991 to
  present; Executive Vice President of the Hospital, January, 1989 to August, 1991

                                       2



                                Name, Principal                                                   Served as a
                                Occupation and                                                    Director of
                               Position with the                                                  the Company
                             Company and the Bank                                        Age         Since
                             --------------------                                        ---      -----------
George M. Dermer .....................................................................    78          1985
  Chairman of the Board of Directors of the Company and the Bank; Retired
  President, Kramer Fur Co., Inc., Kramer Apparel, Inc. and Peerless Fur Mfg. Co.,
   Inc.

Thomas M. Donegan, P.E. ..............................................................    54          1985
  Director of the Company and the Bank; President, Donegan and Company, Inc.
  (management consulting); President and Chief Executive Officer, Advanced
  Executive Aircraft, Inc.; Executive Vice President and Chief Operating Officer,
  Capital Delta Partners, Inc. (distributor of aircraft parts), from May 1, 1994 to present

Victor B. Hallberg ...................................................................    66          1985
  Director of the Company and the Bank; President, L.G. Defelice, Inc., Bernhard
  Contracting Corp., Francis P. Ryan Corp. and related companies
  (construction-related companies)

Theodore F. Hogan, Jr. ...............................................................    63          1985
  Director of the Company and the Bank; Retired; Executive Assistant to the Mayor,
  City of New Haven, 1992 to January, 1994; Retired Director, Office of Urban
   Affairs, Southern New England Telephone Co.

Karl J. Jalbert ......................................................................    69          1989
  Director of the Company and the Bank; President of Connecticut Equities Group and
  Jalco Properties (investment companies)

Jean G. Lamont .......................................................................    51
  Head of School, The Foote School, New Haven, July 1, 1992 to present; Head of the Upper School, The Allen-Stevenson School, New York, NY, September 1,
  1981 to June 30, 1992

Lawrence M. Liebman ..................................................................    65          1985
  Director of the Company and the Bank; Former Attorney-at-Law (retired August,
  1995); Private Investor; Chairman, U.S. Reduction Company (secondary aluminum smelting company); former trustee of various Blanchard mutual funds

F. Patrick McFadden, Jr. .............................................................    58          1989
  President, Chief Executive Officer and director of the Company and the Bank. Mr.
  McFadden also is a director of The United Illuminating Company.

Carl M. Porto ........................................................................    53          1988
  Director of the Company and the Bank; Attorney-at-Law, Principal, Parrett,
  Porto, Parese & Colwell, P.C.

Vincent A. Romei .....................................................................    62          1985
  Director of the Company and the Bank; General Partner, Colony Inn Hotel;
  Partner, Bernhard Associates (real estate); formerly Executive Vice President of the Bernhard Group (construction-related companies), 1965 to 1991

                                       3

                                Name, Principal                                                   Served as a
                                Occupation and                                                    Director of
                               Position with the                                                  the Company
                             Company and the Bank                                        Age         Since
                             --------------------                                        ---      -----------
Stanley Scholsohn ....................................................................    65          1985
  Director of the Company and the Bank; former Secretary-Treasurer, Star Services,
  Inc. (health and beauty aid distributors)

Cheever Tyler ........................................................................    58          1989
  Director of the Company and the Bank; President, Partnership for Connecticut
  Cities and The Nonprofit Strategies Group, 1994 to present; Attorney-at-law,
  Former Partner, Wiggin & Dana


                               SECURITY OWNERSHIP

     The following table sets forth information as of February 28, 1996 with respect to those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

       Name and Address                   Amount and Nature of        Percent of
     of Beneficial Owner                Beneficial Ownership (a)       Class (b)
     -------------------                ------------------------      ----------
     Cumberland Associates                   1,260,000 (c)               8.56%
       1114 Avenue of the Americas
       New York, NY 10036

     Heine Securities Corporation            1,323,000 (d)               8.98%
       51 John F. Kennedy Parkway
       Short Hills, NJ 07078

     Kennedy Capital Management, Inc.          800,000 (e)               5.43%
       425 N. New Ballas Road
       St. Louis, MO 63141
------------
(a) Unless otherwise indicated, each person has sole voting and sole dispositive power with respect to the shares shown.

(b) The percentages shown are calculated on the basis of the number of outstanding shares of the Company's Common Stock on February 28, 1996.

(c) Cumberland Associates is a limited partnership engaged in the business of managing, on a discretionary basis, ten securities accounts. According to information provided to the Company, Cumberland Associates exercises sole dispositive and voting power with respect to 1,075,000 shares and shared dispositive and voting power with respect to 185,000 shares.

(d) Heine Securities Corporation ("HSC") is an investment advisor registered under the Investment Advisors Act of 1940. One or more of HSC's advisory clients is the legal owner of the shares shown. HSC has sole dispositive and voting power with respect to shares pursuant to investment advisory agreements with its clients.

(e) Kennedy Capital Management, Inc. is an investment advisor with discretionary accounts for investment purposes. According to its Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 8, 1996, Kennedy Capital Management, Inc. exercises shared dispositive and voting power with respect to the shares shown.

     The following table sets forth for each director, nominee for director and for each Named Executive Officer (see page 8) information pertaining to his or her beneficial ownership of the Company's Common Stock as of February 28, 1996. Each such person has sole investment power and voting power over shares beneficially owned except where shared ownership is indicated below.

                                   Amount and Nature of
                                   Beneficial Ownership        Percent of
          Name                       of Common Stock          Common Stock
          ----                     --------------------       ------------
     Richard L. Ades .............      32,027(a)*                 **
     Stephen P. Ahern ............      30,127(b)*                 **
     Martin R. Anastasio .........      81,449(c)*                 **
     Edward M. Crowley ...........       1,000                     **
     James J. Cullen .............          --
     George M. Dermer ............      64,139(d)*                 **
     Thomas M. Donegan, P.E. .....       8,843(e)*                 **
     Albert M. D'Onofrio .........      40,913(f)*                 **
     Victor B. Hallberg ..........     164,000(g)*                 1.11%
     Theodore F. Hogan, Jr. ......      28,097(h)*                 **
     Karl J. Jalbert .............     206,777*                    1.40%
     Jean G. Lamont ..............          --
     Lawrence M. Liebman .........      66,494(i)*                 **
     F. Patrick McFadden, Jr. ....      31,017(j)                  **
     Carl M. Porto ...............      78,820(k)*                 **
     Vincent A. Romei ............     166,801(l)*                 1.13%
     Stanley Scholsohn ...........      66,158(m)*                 **
     Cheever Tyler ...............      10,800*                    **
     John F. Trentacosta .........       7,270(n)                  **
------------
 * Includes 4,000 shares under stock options that are exercisable within sixty days.

** Beneficially owns less than one percent (1%) of the Company's Common Stock then outstanding.

(a) Includes 7,802 shares owned by Mr. Ades' wife and 6,978 shares in the aggregate held in trust for members of Mr. Ades' family in which Mr. Ades shares voting and investment power.

(b) Includes 1,127 shares owned by Ahern Family Limited Partnership, of which Mr. Ahern is a general partner.

(c) Includes 15,277 shares owned by Weinstein & Anastasio, P.C. Pension Plan and 25,500 shares owned by Weinstein & Anastasio, P.C. Profit Sharing Plan, for both of which Mr. Anastasio is a Trustee for which he shares voting and investment power, 3,686 shares owned in the aggregate by members of Mr. Anastasio's family and 32,986 shares owned by Mr. Anastasio's wife in which Mr. Anastasio does not have voting and investment power.

(d) Includes 33,312 shares owned by Mr. Dermer's wife in which Mr. Dermer shares voting and investment power.

(e) Includes 336 shares owned jointly by Mr. Donegan with his wife, 4,171 shares held in a retirement fund, 168 shares in an individual retirement account ("IRA") for Mr. Donegan's benefit and 168 shares in an IRA for Mrs. Donegan's benefit.

(f)  Includes 23,377 shares in an IRA for Dr. D'Onofrio's benefit.

(g) Includes 126,334 shares in an IRA for Mr. Hallberg's benefit and 7,666 shares owned by Mr. Hallberg's wife.

(h) Includes 17,473 shares owned jointly by Mr. Hogan and his wife and 3,135 shares owned by his wife in which Mr. Hogan shares voting and investment power.

(i) Includes an aggregate of 35 shares owned by Mr. Liebman as custodian for his son and 1,409 shares in an IRA for Mr. Liebman's benefit.

(j) Includes 26,381 shares under stock options that are exercisable within sixty days, 3,551 shares held in various retirement funds for Mr. McFadden's benefit, 211 shares allocated to Mr. McFadden through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan, and 110 shares owned by Mr. McFadden's son, over which Mr. McFadden has no voting or investment power.

(k) Includes 6,574 shares owned by the Porto Tire and Auto Pension Plan of which Mr. Porto is Trustee and 25,642 shares owned by the Parrett, Porto, Parese & Colwell Pension Profit Sharing Plan, 33,269 shares owned by the Carl Porto, Grantor, Retained Income Trust, of which Mr. Porto is Trustee, and 261 shares in an IRA for the benefit of Mr. Porto and his wife.

(l) Includes 57,000 shares owned jointly by Mr. Romei and his wife and 84,426 shares in an IRA for the benefit of Mr. Romei.

(m) Includes 48,810 shares in the aggregate owned by Mr. Scholsohn's family, and 13,348 shares in the aggregate held in trust for members of Mr. Scholsohn's family.

(n) Includes 6,770 shares under stock options that are exercisable within sixty days and 500 shares allocated to Mr. Trentacosta through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

     Including the shares beneficially owned by the nominees as shown in the preceding table, all of the executive officers and directors of the Company as a group (23 persons) owned beneficially as of February 28, 1996, 1,121,542 shares of the Company's Common Stock, including 113,835 shares under options that are exercisable within sixty days of February 28, 1996, representing 7.56% of the Company's Common Stock then outstanding.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company met 9 times during 1995 and, together with three additional individuals, served as members of the Board of Directors of the Bank. The Bank Board met 12 times during the year. Each incumbent director of the Company or the Bank, with the exception of Messrs. Ades, Hallberg, Scholsohn and Tyler, attended 75% or more of the total of meetings of the Boards of Directors and meetings of all Committees of the Boards on which he or she served during 1995. Members of all Committees are elected annually. During 1995, the Company's and the Bank's Boards of Directors maintained the Committees referred to below in addition to the Compliance Committee and Loan Committee of the Bank's Board of Directors.

     The Company's Executive Committee presently consists of Messrs. Dermer, Jalbert, Liebman, McFadden, Porto, Romei and Scholsohn. In addition to the foregoing individuals, the Bank's Executive Committee includes Thomas J. Cahill and John F. Trentacosta. The Executive Committees generally act on behalf of the Boards of Directors. Members of the Executive Committees are ex officio members of all committees of the Boards of Directors, except the Salary and Benefits Committee. The Executive Committee met 13 times during 1995.

     The Company's Audit Committee presently consists of Messrs. Porto, Ades, Hogan, Romei and Tyler. The Bank's Audit Committee is comprised of the same individuals. The Audit Committee is responsible for reviewing the operations and financial position of the Company and the Bank. The Audit Committee met five times during 1995.

     The Company's Salary and Benefits Committee presently consists of Messrs. Jalbert, Dermer, Hallberg, Hogan, Liebman, Porto, Romei and Dr. D'Onofrio. The same individuals serve as the members of the Bank's Salary and

     Benefits Committee. The Salary and Benefits Committee is responsible for approving compensation for the Bank's executive officers and administering the employee and director stock compensation plans. The Salary and Benefits Committee met seven times in 1995.

     The Nominating Committees of the Company and the Bank presently consist of Messrs. Dermer, Jalbert and Porto. The Nominating Committees consider candidates for nominees as directors of the Company and the Bank. The Nominating Committee met once during 1995. The Nominating Committee will consider nominees recommended by shareholders but has no formal procedure for considering nominees recommended by shareholders.

                            COMPENSATION OF DIRECTORS

     During the period January 1 through August 14, 1995, for each Bank Board meeting attended, non-employee directors received $250. The Chairman of the Board and the Chairman of the Audit and Loan Committees each received a $150 per month retainer. The Chairman of the Compliance Committee received a monthly retainer of $500 for the months of January through May. Each non-employee director received $100 for each committee meeting of the Board attended, with the exception of Executive Committee meetings. All six non-employee members of the Executive Committee received a monthly retainer of $450. In addition, Chairmen of the various committees other than the Loan, Audit and Compliance Committees received $150 for each meeting chaired in addition to a $100 attendance fee. Effective August 15, 1995, directors' fees were increased to $350 for each Bank Board meeting attended and $150 for each committee meeting attended.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     At the 1992 Annual Meeting of Shareholders, the shareholders of the Company approved the adoption of the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors (the "Director Option Plan"). The Director Option Plan is administered by the Salary and Benefits Committee of the Board of Directors.

     Commencing on June 30, 1992 and on each June 30th thereafter during the 10-year term of the Director Option Plan, each non-employee director of the Company is granted a non-qualified stock option to purchase 1,000 shares of the Company's Common Stock (the "Annual Options"). The exercise price for each Annual Option is the greater of the fair market value of the Company's Common Stock on the date of grant or the par value of the Common Stock on the date of exercise. Annual Options are exercisable in full following six months from their grant date and expire ten years from the grant date. However, Annual Options become immediately exercisable in full upon the director's withdrawal from the Board of Directors due to death, disability or retirement as defined in the Director Option Plan. Payment of the exercise price may be made in cash, previously acquired shares of Common Stock equal in value to the exercise price or a combination of cash and Common Stock.

     The Director Option Plan also provides that each non-employee director of the Company may elect to receive non-qualified stock options (the "Deferred Compensation Options") in lieu of all or part of the retainers and fees payable to the director for service on the Board of Directors and the Board of Directors of any subsidiary of the Company and their respective committees ("Compensation").

     As of February 28, 1996, 57,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding Annual Options at exercise prices ranging from $1.25 to $1.50 per share and 311,644 shares remain available for grants of awards under the Director Option Plan in 1996, subject to adjustment for stock splits or similar capitalization changes. None of the directors have elected to receive Deferred Compensation Options in lieu of Compensation. Shares subject to options which lapse without having been exercised become available for new grants.

     The Board of Directors may discontinue or amend the Director Option Plan at any time. However, without shareholder approval, the Board of Directors may not amend the Director Option Plan to increase the number of shares of Common Stock as to which options may be granted annually under the Plan, modify the requirements for participation in the Plan, extend the term of the Plan or the option periods provided therein, or decrease the option price or otherwise materially increase the benefits under the Plan. The Director Option Plan may not be amended more often than once every six months except to comply with changes in tax laws.

THE 1985 WARRANT PLAN FOR DIRECTORS

     In 1985, the Company adopted the 1985 Warrant Plan for Directors of the Company (the "Warrant Plan"), which has expired. On October 16, 1995 warrants for 183,219 shares of Common Stock authorized for issuance under the Warrant Plan which had a per share exercise price of $9.81 after adjustments for stock splits and stock dividends also expired. No warrants have been granted or exercised under the Warrant Plan during the last three fiscal years.

                       COMPENSATION OF EXECUTIVE OFFICERS

     All of the executive officers of the Company are currently officers of the Bank. The Company has no existing plan or arrangement to pay any remuneration to such officers in addition to the compensation that they will receive from the Bank in their respective capacities as officers of the Bank. The table below sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation paid or awarded by the Bank to the Chief Executive Officer and the Chief Financial Officer, who were the only two executive officers whose total annual salary and bonus for 1995 exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                           Compensation
                                                             Annual Compensation            Awards (1)
                                                           ---------------------    -----------------------
           (a)                                (b)            (c)           (d)          (e)           (f)
                                                                                                   All Other
        Name and                                           Salary         Bonus                  Compensation
   Principal Position                        Year            ($)           ($)      Options (#)       ($)
   ------------------                       ------         -------      --------    -----------   ---------
F. Patrick McFadden, Jr. .................   1995          177,028      34,200(2)    62,182(3)     6,365(6)
 President and Chief                         1994          160,903         --           --         5,460(6)
 Executive Officer                           1993          160,900      61,463(4)    32,821(5)     4,880(6)

John F. Trentacosta ......................   1995          102,217      12,750(2)    29,673(3)     2,044(7)
 Executive Vice                              1994           96,704         --           --            --
 President and Chief                         1993           87,404         --         7,155(5)        --
 Financial Officer
----------

(1) Although the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Stock Incentive Plan") permits grants of restricted stock, freestanding stock appreciation rights and shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria, no grants of these incentives have been made.

(2) Annual bonuses received under the Company's Annual Incentive Bonus Plan are reported in the year earned, although paid in the subsequent year.

(3) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on August 15, 1995 with an exercise price equal to $1.375 during the first year of the option, $1.49 during the second year of the option, $1.62 during the third year of the option, $1.75 during the fourth year of the option, and $1.90 during the fifth year of the option. The options expire on August 14, 2000 and are exercisable to the extent of one-half of the number of shares on and after August 15, 1996 with the remaining one-half exercisable on or after August 15, 1997, subject to acceleration in the event of a change in control of the Company as defined in such option agreements.

(4) The $25,000 bonus paid in 1993 was subject to forfeiture if during 1994 Mr. McFadden resigned or was dismissed for reasons related to his performance. The remaining portion of the bonus paid in 1993 ($36,463) represents the last installment of the bonus payable under Mr. McFadden's prior employment agreement, which expired in 1991 and which entitled Mr. McFadden to receive $145,850, payable in installments of 25% per year commencing February 15, 1990.

(5) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on December 15, 1993 with an exercise price equal to 50% above the fair market value on the date of grant. These options expire on December 14, 1998 and are exercisable to the extent of one-third of the number of shares on or after December 15, 1994 and an additional one-third of such shares on or after each successive anniversary of the grant date.

(6) Premiums paid by the Company for term life insurance, of which Mr. McFadden's estate is the beneficiary and the Company's matching contribution to the BNH Bancshares, Inc. 401(k) Profit Sharing Plan ("401(k) Plan") for 1995.

(7) Consists of the Company's matching contribution to the 401(k) Plan for 1995.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Mr. McFadden has entered into an employment agreement with the Bank as of May 1, 1993 which provides that he will serve as President and Chief Executive Officer of the Company and the Bank for a base salary of $160,000 per year (a reduction of $20,000 from his 1992 base salary of $180,000). Unless earlier terminated by Mr. McFadden or the Bank in accordance with the provisions of that agreement, the term of the agreement will be for a period of one year and on the first day of each month such term will automatically be extended for a period of one year unless either party gives written notice that the agreement will not be automatically so extended. In the event the Bank terminates the agreement for cause (which is defined as gross malfeasance or gross neglect of duty), or if Mr. McFadden terminates the agreement for any reason other than those specifically described below, Mr. McFadden will be entitled to any unpaid base salary through the date of termination. If the Bank terminates the agreement for any reason other than for cause, Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses. If Mr. McFadden terminates the agreement as a result of not being re-elected a director of the Bank or the Company or for good reason (which is defined to include an adverse change in his duties, failure by the Bank to provide salary or other benefit payments on a timely basis, relocation of the principal office of the Bank outside Connecticut or action by the Bank under certain circumstances to diminish substantially the value of Mr. McFadden's awards or benefits under the Bank's benefit plans or policies), Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses.

     In addition, Messrs. McFadden and Trentacosta and four other executive officers of the Bank have entered into Severance Agreements with the Bank which provide for the payment of termination benefits in the event of a change in control (as defined in the Severance Agreements). In the event that there is an involuntary termination of Mr. McFadden's or Mr. Trentacosta's employment (as defined in the Severance Agreements to include such officer's election to terminate his employment under certain circumstances and to exclude termination due to death, disability or retirement or termination for cause as defined therein) within one year prior to the change in control or within the two year period following a change in control, such officer will receive a lump sum payment equal to three times his annual salary during the 12 months preceding the date of termination or the 12 months preceding the date of the change in control, whichever is greater, in addition to a continuation of certain employee benefits for a period of one year following termination of employment.

     The following table sets forth information on grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended December 31, 1995 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above. No stock appreciation rights have been granted under the 1992 Stock Incentive Plan and no options or stock appreciation rights have been granted under the BNH Bancshares, Inc. Stock Option Plan
(the "1986 Option Plan") during 1995.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          Individual Grants(1)            Potential Realizable
                                                                                            Value at Assumed
                                                                                              Annual Rates
                                  Number of     Percent of                                   of Stock Price
                                 Securities    Total Options                                Appreciation for
                                 Underlying     Granted to                                    5 Year Option
                                   Options       Employees   Exercise Price  Expiration         Terms (2)
          Name                     Granted        in 1995        ($/sh)         Date            5%     10%
          ----                     -------        -------        ------         ----            ----------
F. Patrick McFadden, Jr. ......    62,182           40%            (1)        8/14/2000    23,318.25-51,921.97

John F. Trentacosta ...........    29,673           19%            (2)        8/14/2000    11,127.37-24,776.95
----------

(1) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on August 15, 1995. The options expire on August 14, 2000 and are exercisable to the extent of one-half of the number of shares on and after August 15, 1996 with the remaining one-half exercisable on or after August 15, 1997, subject to acceleration in the event of a change in control of the Company as defined in such option agreements. The options have an exercise price equal to $1.375 during the first year of the option (the fair market value of the Common Stock on the grant date), $1.49 during the second year of the option, $1.62 during the third year of the option, $1.75 during the fourth year of the option, and $1.90 during the fifth year of the option. The 1992 Stock Incentive Plan contains a provision which permits withholding taxes to be paid in cash, with previously owned shares or by withholding cash or shares from distributions of cash or stock awards, as the case may be.

(2) Potential realizable values are computed based upon the difference between the assumed annual rates of stock price appreciation and the exercise price in effect during the first year of the option of $1.375 (such options were not exercisable except in the event of a change in control). In future years, as the option exercise price increases, realizable gains will decrease accordingly. See Note 1 above.

     The following table sets forth information concerning the fiscal year-end value of unexercised options to purchase the Company's Common Stock granted to the Named Executive Officers under the 1986 Option Plan and the 1992 Stock Incentive Plan. The Named Executive Officers did not exercise any stock options during 1995.



                          FISCAL YEAR-END OPTION VALUES

                                                       (b)                          (c)
                                                    Number of                    Value of
                                                Shares Underlying               Unexercised
                                                   Unexercised                 In-the-Money
                                                   Options at                   Options at
                                                December 31, 1995            December 31, 1995
                 (a)                            (#) Exercisable/             ($) Exercisable/
                Name                              Unexercisable              Unexercisable (1)
                ----                              -------------              -----------------
      F. Patrick McFadden, Jr. ...............    26,381/73,122                  0/$31,091
      John F. Trentacosta ....................    6,770/32,058                   0/$14,837

(1)  The option exercise prices for exercisable options were greater than the average of the high and low prices of the Company's Common Stock as quoted on the Nasdaq National Market tier of The Nasdaq Stock Market on December
     29, 1995. For unexercisable options (which were not exercisable except in the event of a change in control) value is based upon the difference between the exercise price in effect during 1995 and the last sales price of $1.875 for the Company's Common Stock as quoted on the Nasdaq National
     Market tier of the Nasdaq Stock Market on December 29,1995. The exercise price of such options increases on each anniversary of their grant date.
----------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Salary and Benefits Committee of the Bank approved base salaries for executive officers of the Bank for 1995 and administers and grants awards under the Company's stock compensation plans. The following non-employee directors served on the Salary and Benefits Committee during the last fiscal year: Messrs. Dermer, Hallberg, Hogan, Jalbert, Liebman, Porto and Romei and Dr. D'Onofrio. The Company has retained Mr. Porto and Mr. Liebman or the law firms with which they were affiliated during 1995, and the Company intends to retain Mr. Porto and his firm during 1996. Mr. Liebman retired from the practice of law during 1995.

                          SALARY AND BENEFITS COMMITTEE
                    REPORT ON EXECUTIVE COMPENSATION FOR 1995

     Notwithstanding anything to the contrary contained in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings in whole or in part, including this Proxy Statement, the following report and the Performance Graph immediately following the report shall not be incorporated by reference into any such filings.

     The Salary and Benefits Committee of the Bank (the "Committee") makes this report on executive compensation for the fiscal year ended December 31, 1995. The Committee was solely responsible for approving the total compensation of the Bank's executive officers during 1995 and is composed entirely of outside directors.

     The objective of the Company's executive compensation program is to attract, motivate and retain key executives and to reward them based on Company and individual performance. In particular, the compensation program is designed to reward executive initiatives that enhance the strategic position of the Company and that result in increases in shareholder value.

     Total executive compensation generally consists of three components: base salary, annual incentives in the form of cash bonuses and equity participation in the form of stock options. The Committee makes ongoing reviews of each of these components in light of the specific criteria described below and approves the amount and specific terms of each component in a manner designed to meet the overall objectives of the Company.

     BASE SALARY. The base salaries of the Bank's executive officers are determined by two factors: the salaries for similar positions in financial institutions in the Northeast with comparable asset size and by the executive's performance and contribution to the Company relative to specific goals that have been set by the President and CEO and approved by the Committee at the onset of the fiscal year. In determining competitive salaries in the marketplace, the Committee examines survey information that compares each executive's base salary to executives who perform similar duties at other financial institutions, primarily banks, located in the Northeast with assets between $250 million and $500 million (the "peer group"). The Committee's philosophy is to pay salaries to high performing executives that are equivalent to the average base compensation of executives who have similar employment responsibilities within the peer group. Performance adjustments to base salaries, if any, are recommended by the President and CEO and presented to the Committee for review and approval. Each executive's performance for the year is evaluated by the President and CEO on the basis of three strategic initiatives of the Bank, namely (1) continued reduction in classified assets and Other Real Estate Owned,
(2) growth in loan originations, and (3) continued development of the retail deposit business. At the end of 1995, the Committee approved increases averaging 4.4% in executive base salaries (excluding the President and CEO) for 1996, funded through a Bank-wide merit pool. The size of the merit pool was established on the basis of an estimate of the extent to which base salaries, including the base salaries of executive officers other than the CEO, are expected to change, on average, during 1996, based on surveys of national consulting firms of base salaries paid primarily to Connecticut companies. These merit increases allow executives to be compensated at their respective average comparative base salary, as adjusted for their individual accomplishments and unique contributions to the Bank in the strategic areas described above.

     ANNUAL INCENTIVES. The BNH Bancshares, Inc. Annual Incentive Bonus Plan (the "Bonus Plan") is designed to promote the short-term and long-term success of the Company by providing for the payment of annual cash bonuses to selected key employees (6 in 1995) upon the achievement of performance goals established by the Committee at the beginning of the Bonus Plan year. The target awards, expressed as percentages of base salaries payable if target performance levels are reached, were determined by an outside compensation consultant and reflect the amount of annual bonuses paid to executives with similar responsibilities in the peer group.

     Subject to adjustment by the Committee, actual awards may range from zero to 143 percent of the target award based upon performance levels. The Committee determined that for 1995 the Company's Return on Average Equity (before taxes and extraordinary items such as tax credits) ("ROAE") was the sole performance criteria to measure executive officer performance under the Bonus Plan. For the Named Executive Officers, the annual bonuses paid under the Bonus Plan are set forth in the Summary Compensation Table on page 8 and reflect a payment of 100% of the target award amount. It is the Committee's belief that target awards should be paid only when (1) rigorous performance goals have been met and (2) the awards can be funded through achievement of the goals set under the Bonus Plan.

     EQUITY PARTICIPATION. Equity participation is designed to align the interests of management and investors, to encourage the proper balance in the pursuit of short- and long-term objectives, and to reward management only when shareholders benefit. Thus, stock options, which tie the executives' compensation to the price of the Company's Common Stock, are granted in such frequency and size so as to remain at the average level of option awards to executives with similar responsibilities at other institutions as determined by national surveys of company practices. The Committee approved the stock option grants to executives in 1995. The option awards made to the Named Executive Officers are shown in the Table on page 8. The options have a five-year life, with one-half of the options exercisable on the first anniversary of the grant date and one-half exercisable on the second anniversary. In keeping with the Committee's philosophy that executives be compensated only for performance that can be reasonably attributed to their efforts, the options' exercise price increases from the initial exercise price of $1.375 (the fair market value of the Company's Common Stock on the grant date) 8.4% on each anniversary of the option grant date over the five-year term of the option (which is equivalent to a 50% shareholder return over the five-year period). Thus, executives derive value from the options only when they outperform these standards.

CEO COMPENSATION

     Mr. McFadden's base salary, annual bonus and stock option award in 1995 are set forth in Tables on pages 8 and 10. The criteria governing the amounts of the compensation components paid to Mr. McFadden for 1995 are the same as those governing other executive officers of the Bank for 1995 which are described above. The bonus award was specifically contingent upon the Bank's level of achievement on ROAE, and the potential value of the stock option award depends upon the ability of management to enhance the value of the Company's Common Stock over time. The size of the target bonus awards and stock option grants are determined by reference to compensation surveys prepared by an independent consultant as described above. The Committee approved a 5.8% increase to Mr. McFadden's base salary for 1996. In making its decision, the Committee considered two factors: (1) Mr. McFadden's base salary in relation to the base salaries of CEOs within the peer group, and (2) his 1995 performance in the three strategic areas described above. Again, it is the Committee's philosophy to keep salaries at average levels while recognizing special contributions and accomplishments. In recommending an increase in Mr. McFadden's base salary, the Committee specifically cited a number of key Bank achievements, including, but not limited to, the following: increased earnings and stock price; decreased classified assets and Other Real Estate Owned; improved bank regulatory ratings, including replacement of an Order to Cease and Desist with a less stringent Memorandum of Understanding as stipulated among the Bank, the Federal Deposit Insurance Corporation and the Banking Commissioner of the State of

Connecticut, and managerial adroitness in retaining critical talent throughout the Bank. Mr. McFadden's base salary for 1996 falls within the average range of base salaries for CEOs in the peer group.

     The Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of compensation in excess of $1 million in any year paid to the executive officers named in the Company's proxy statement, will have any impact upon the Company.

THE SALARY AND BENEFITS COMMITTEE

            Karl J. Jalbert                         Theodore F. Hogan, Jr.
            George M. Dermer                        Lawrence M. Liebman
            Albert M. D'Onofrio                     Carl M. Porto
            Victor B. Hallberg                      Vincent A. Romei

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market (U.S.) and Nasdaq Bank Stocks for the period of five fiscal years commencing December 31, 1990 and ended December 29, 1995. The total return assumes the reinvestment of dividends.

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG BNH BANCSHARES, INC.,
                   NASDAQ STOCK MARKET AND NASDAQ BANK STOCKS

                 [Graphical representation of data table below.]

                 12/31/90   12/31/91   12/31/92  12/31/93  12/30/94  12/29/95
                 --------   --------   --------  --------  --------  --------
BNH Bancshares,
 Inc. ..........  100.00     45.83      32.30      45.83     33.33     62.50
NASDAQ Stock
 Market ........  100.00    164.09     186.87     214.51    209.69    296.30
NASDAQ Bank
 Stocks ........  100.00    160.56     238.85     272.39    271.41    404.35

                          RELATED PARTY TRANSACTIONS

     The Bank has made loans to and had other transactions in the ordinary course of business with directors and officers and members of the immediate family of, and business entities associated with, such persons. The Board of Directors of the Bank believes that the terms of all such loans and other transactions, including interest rates, collateral and repayment terms, were fair and equitable and were substantially the same as terms prevailing at the time for comparable transactions with others, and that such loans and other transactions did not involve more than normal risks of collectibility or present other unfavorable features.

     The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not affiliated with the Bank.

     The Company and its subsidiaries retained Lawrence M. Liebman, Esquire, and Carl M. Porto, Esquire, or law firms with which they were affiliated, during 1995. The Company and its subsidiaries intend to retain Mr. Porto or the law firm with which he is affiliated during 1996. Mr. Liebman retired from the practice of law during 1995. Messrs. Liebman and Porto currently are directors of the Company and the Bank.

     Mr. Liebman is also the owner of Kramer's Inc., a women's apparel store, which in 1991 filed a petition seeking protection under Chapter 11 of the United States Bankruptcy Code, which proceeding has now been concluded.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) beneficial owners were complied with, except that Mr. Liebman inadvertently failed to report the transfer during 1993 of certain shares held by him as custodian for his son to his son directly, and Mr. Candido (an executive officer of The Bank of New Haven) failed to report the purchase of certain shares in October, 1995 for his sons. As a result, Mr. Liebman and Mr. Candido each made a Form 4 filing to reflect these transactions.

                 APPROVAL OF A ONE-FOR-FOUR REVERSE STOCK SPLIT
                      OF THE COMPANY'S ISSUED COMMON STOCK

                                  (PROPOSAL 2)

     The Company's shareholders are being asked to approve the following resolution adopted by the Company's Board of Directors:

          RESOLVED, that, subject to receipt of the approval of the affirmative vote of the holders of the majority of the voting power of the shares of Common Stock represented at the Annual Meeting, effective at the close of business on May 1, 1996 (the "Effective Time"), the Company shall effectuate a one-for-four reverse stock split whereby each shareholder of record on that date will be deemed to hold one share of Common Stock for every four shares held by such shareholder immediately prior to the Effective Time and the Company shall pay in cash the fair value of fractional shares, as determined in accordance with a valuation formula approved of by the Company's Chief Financial Officer.

Under the Company's Amended Certificate of Incorporation, the Company's authorized capitalization consists of 30,000,000 shares of Common Stock, without par value, of which, as of February 28, 1996, there are outstanding 14,726,650 shares and 19,106 shares held in treasury. Under the Company's Amended Certificate of Incorporation, shareholders have no preemptive rights. In addition, as of February 28, 1996, an aggregate of 674,744 shares of Common Stock are authorized for issuance under outstanding and future awards pursuant to the BNH Bancshares, Inc. 1992 Stock Incentive Plan, the BNH Bancshares, Inc. Stock Option Plan and the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors (the "Benefit Plans"). The Company is seeking shareholder approval of certain amendments to the 1992 Stock Incentive Plan, including an increase in the number of shares of Common Stock authorized for issuance under that Plan. See Proposal 3 of this Proxy Statement.

     If the proposed reverse stock split is approved by shareholders, the reverse stock split will be effective at the close of business on May 1, 1996 (the "Effective Time") and each holder of record of Common Stock immediately prior to the Effective Time will be deemed to hold one share of Common Stock for every four shares held by such shareholder immediately prior to the Effective Time. The proposed reverse stock split will not decrease the number of authorized shares of the Company's Common Stock and will not affect the voting or other rights of Common Stock. Shareholders will be required to exchange their existing stock certificates for new stock certificates by surrendering their existing stock certificates to the Company's transfer agent. In lieu of issuing fractional shares, the Company will pay in cash the fair value of fractional shares, as defined below.

THE PURPOSE AND ANTICIPATED EFFECT OF THE REVERSE STOCK SPLIT

     In making its decision to approve and recommend the reverse stock split, the Board of Directors believes that the relatively low per share market price of the Company's Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. As of February 28, 1996, the last sales price of the Company's Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market was $2.00 per share. While the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires it or the company's reputation in the financial community, the Board of Directors believes that, in practice, this is not necessarily the case as certain investors view low price stock as unattractive or, as a matter of policy, are precluded from purchasing low priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. Furthermore, the Board of Directors believes that more retail investors might be interested in the Company's Common Stock if transaction costs related to buying and selling the stock could be lowered. At a lower per share price, the typical brokerage commission is generally higher as a percentage of the total transaction amount than would be the commission at a higher trading price. However, the reverse stock split may result in a shareholder owning an odd lot of Common Stock. Shareholders may incur higher transactional costs to trade an odd lot of Common Stock than would be incurred to trade a round lot of 100 shares. Shareholders should consult with their brokers concerning such transactional costs.

     While the impact of the reverse stock split on the market value of the shares of the Company's Common Stock cannot be predicted with certainty, it is expected that the reverse stock split would initially result in the market price of each share of Common Stock being approximately four times the price per share prevailing immediately prior to the Effective Time, although the market price of all shares held by a particular shareholder would remain approximately the same. No assurance, however, can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split nor can assurance be given that the reverse stock split will have the effects anticipated by the Board of Directors as noted above.

     As of February 28, 1996, there were approximately 2,000 shareholders of record of the Company's Common Stock. Each shareholder's percentage ownership of the Common Stock will not be altered by the proposed reverse stock split except for the effect of the elimination of fractional shares. The Company does not anticipate that the reverse stock split will result in a significant reduction in the number of holders of record of the Common Stock. The reverse stock split will not change the Company's status as a registered company under the Securities Exchange Act of 1934, as amended, or the qualification for trading the Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market. The Company estimates that it will cost less than $3,000.00 to pay for fractional shares, which amount will be charged against the Company's Capital Surplus Account as permitted under Connecticut law.

     Following the Effective Time, the number of outstanding shares of the Company's Common Stock would be approximately 3,681,662 shares (assuming no additional shares of the Company's Common Stock have been issued prior to the Effective Time since February 28, 1996), with approximately 4,776 shares held in treasury. Shares subject to outstanding awards and reserved for issuance under the Benefit Plans will be adjusted to account for the reverse stock split in accordance with the terms of such plans. The Company would have approximately 26,381,338 shares of authorized but unissued shares of Common Stock. Subject to limitations of Connecticut law and other applicable laws and regulations (including those requiring shareholder approval for certain transactions under the rules of the National Association of Securities Dealers, Inc.), the Board of Directors will have authority, on behalf of the Company, to issue all or a portion of such authorized but unissued and unreserved shares without a further amendment to the Amended Certificate of Incorporation and without further approval of the Company's shareholders. Under Article FIFTH of the Company's Amended and Restated Certificate of Incorporation, shareholders do not have preemptive rights with respect to any offering or sale by the Company of any shares of the capital stock of the Company or any securities convertible into any of such shares. Thus, the issuance of the increased number of authorized but unissued and unreserved shares of Common Stock resulting from the reverse stock split could result in significant dilution of the shareholdings of the Company's current shareholders. Also, the additional authorized but unissued and unreserved shares of Common Stock resulting from the reverse stock split could be issued by the Company in circumstances which could impede changes in control or attempts to acquire the Company, notwithstanding that such a change or acquisition might be deemed to be beneficial by some shareholders. This may operate to impede mergers, tender offers or other takeover activities or make removal of present management more difficult. The Company is not aware of any existing or planned effort by any party to accumulate material amounts of the Company's Common Stock or to acquire control of the Company by means of a tender offer or merger or to change the Company's management. Furthermore, the Company presently has no intention to issue shares of Common Stock other than upon the payment of awards under the Benefit Plans.

PAYMENT FOR FRACTIONAL SHARES

     No fractional shares of Common Stock will be issued. Instead, shareholders holding a number of shares of Common Stock not evenly divisible by four and shareholders holding less than four shares of Common Stock, upon surrender of such stock certificates, will receive cash in lieu of a fractional share of Common Stock resulting from the reverse stock split. The price payable by the Company for a fractional share of Common Stock will be determined by multiplying the fraction of a share held following the Effective Time by four times the average of the last sales prices of the Common Stock as reported on the National Market tier of The Nasdaq Stock Market on the five days prior to the Effective Time.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by its counsel that under federal income tax laws, the reverse stock split will result in no gain or loss or other form of taxable income other than for payments made for fractional shares. In addition, the tax basis for shares in the hands of a shareholder prior to the Effective Time of the reverse stock split would become the tax basis for the total number of shares to be held by such shareholder immediately after such reverse stock split, and the holding period of the shares held after the Effective Time would be deemed the same as the holding period of the shares held prior to the Effective Time of the reverse stock split. A shareholder who receives cash in lieu of fractional shares of Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share surrendered for cash.

AUTHORIZATION

     Although authorization of the reverse stock split does not require the approval of shareholders under Connecticut law, the Company's Board of Directors has determined to submit the reverse stock split proposal to a vote of the Company's shareholders. Connecticut law permits the Board of Directors, in its discretion, to submit significant corporate matters to the vote of the shareholders.

     The approval of the reverse stock split requires the affirmative vote of the holders of at least a majority of the shares of the Common Stock of the Company represented at the April 23, 1996 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ONE-FOR-FOUR REVERSE STOCK SPLIT.

           APPROVAL OF CERTAIN AMENDMENTS TO THE BNH BANCSHARES, INC.
                            1992 STOCK INCENTIVE PLAN

                                  (PROPOSAL 3)

Summary of Proposed Amendments

     At the Company's Annual Meeting of Shareholders in 1992, shareholders approved the adoption of the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Plan"). The shareholders are asked to consider and vote upon a proposal to approve certain amendments to the 1992 Plan. A summary of the principal features of the 1992 Plan, as amended, follows.

     On March 19, 1996, the Board of Directors adopted certain amendments to the Plan, subject to approval by shareholders, including an increase in the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1992 Plan from 250,000 to 550,000, an increase of 300,000 shares (with such 300,000 shares constituting 2% of the total shares of Common Stock outstanding on February 28, 1996). If the reverse stock split that is the subject of Proposal 2 is approved and given effect, the numbers of shares in the preceding sentence will be adjusted accordingly (divided by four) so that the number of shares authorized under the 1992 Plan will be increased by this proposed amendment from 62,500 to 137,500, an increase of 75,000 shares (with such 75,000 shares constituting 2% of the total shares of Common Stock outstanding on February 28, 1996, adjusted to account for the reverse stock split). Other amendments to the 1992 Plan adopted by the Board of Directors include: (1) provisions to clarify the Salary and Benefits Committee's (the "Committee") discretion to determine the terms of awards, to accelerate the exercisability or vesting of awards and to extend the award exercise period within limitations contained in the Plan, (2) provisions to clarify the Committee's ability to make awards singly, in combination or in tandem with other awards, (3) amendments to the provisions governing payment of withholding taxes, and (4) provisions to permit the award of transferrable non-qualified stock options under certain circumstances.

     The following table sets forth the number of shares covered by non-qualified stock options ("NSOs") granted during 1995 under the 1992 Plan to the persons listed below. The last sales price of the Company's Common Stock on February 28, 1996 on the Nasdaq National Market tier of The Nasdaq Stock Market was $2.00 per share.

                                                             Number of Shares
    Name and Position                                       Underlying Options
    -----------------                                       ------------------
F. Patrick McFadden, Jr.
 Executive Officer .........................................       62,182

John F. Trentacosta
 Executive Officer .........................................       29,673

All Executive Officers as a group ..........................      156,909

All employees as a group (excluding Executive Officers) ....        --

Summary of the 1992 Plan, as Amended

     The Company adopted the 1992 Plan in 1992 in order to use awards thereunder to attract and retain key employees in the belief that employee stock ownership and stock-related compensation encourage a community of interest between employees and shareholders. The Company has had stock option plans for its key employees in the past. The 1986 Option Plan expired on March 10, 1996. Options for an aggregate of 39,043 shares of the Company's Common Stock remain outstanding and subject to exercise under the 1986 Plan. The 1992 Plan currently provides for the issuance of an aggregate of 250,000 shares of the Company's Common Stock, with 247,671 shares of Common Stock currently subject to outstanding awards of NSOs and 2,329 shares currently available for future awards under the 1992 Plan. Accordingly, because the number of shares of Common Stock available for the grant of future awards under the 1992 Plan is currently limited, the Board of Directors is seeking shareholder approval to increase the number of shares authorized for issuance under the 1992 Plan by an additional 300,000 shares of Common Stock so that incentive awards can continue to be made thereunder. The following is a summary of the 1992 Plan, as amended.

     Shares Subject to the 1992 Plan. As proposed to be amended, the 1992 Plan provides for the issuance of or use for reference purposes of a maximum of 550,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions). If shareholders approve the reverse stock split described in Proposal 2, adjustments will be made to the number of shares authorized for issuance under the 1992 Plan, the number of shares subject to outstanding awards and the exercise price of such awards.

     Awards under the 1992 Plan may be granted in the form of incentive stock options ("ISOs"), NSOs, stock appreciation rights ("SARs"), which may, but need not, be granted in conjunction with related stock options, dividend equivalents, stock granted with or without restrictions (awards of Common Stock with restrictions are referred to as "Restricted Stock") and awards entitling the grantee to receive shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria ("Performance Stock"), as well as other types of awards that the Committee determines to be consistent with the objectives and limitations of the 1992 Plan. Shares delivered pursuant to the 1992 Plan upon the exercise of awards may be either authorized but unissued shares of the Company's Common Stock or previously issued shares of the Company's Common Stock reacquired by the Company. Shares reserved for awards which terminate without having been exercised or vested become available for new grants.

     Duration. The term during which awards may be granted under the 1992 Plan will expire March 17, 2002.

     Administration and Eligibility. The 1992 Plan is to be administered by the Committee, which consists of not less than three directors who are not employees of the Company, or its subsidiaries, including at least two non-employee directors who are members of the Executive Committee of the Company's Board (and who may not be granted awards under the 1992 Plan or any other discretionary award plan maintained by the Company or any of its affiliates). The individuals eligible to participate in the 1992 Plan will be certain employees of the Company or its subsidiaries (whether or not they are directors of the Company), who serve in executive, administrative or professional capacities who are selected for awards in the discretion of the Committee. The Committee also has the discretion, within the guidelines and limitations expressed in the 1992 Plan, to determine the amount of each award, whether options granted under the 1992 Plan will be ISOs (qualifying under the provisions of Section 422 of the Code) or NSOs, the time of the awards, the date(s) on which awards will be exercisable, and the form and terms of agreements evidencing awards granted under the 1992 Plan and the acceleration or waiver of award conditions. The Committee has full power and authority to administer and interpret the 1992 Plan, and to adopt or amend rules, regulations, agreements and guidelines for the conduct of its business.

     Term of Awards. Awards granted under the 1992 Plan are exercisable during the term of the award period as determined by the Committee and specified in the agreement governing each award. The time within which an award must be exercised, as specified by the Committee, may not extend beyond the tenth anniversary of the date of the grant of the award. Awards under the 1992 Plan are generally non-transferable other than by will or by the laws of descent and distribution and may be exercised only by the grantee or his or her legal representative during the grantee's lifetime. As amended, the 1992 Plan would permit the Committee to grant or amend NSOs to permit their transfer, without consideration, to immediate family members, or a trust or partnership for the benefit of such persons to the extent such transferability is in accordance with the transfer restrictions, if any, applicable to a grantee who is subject to
Section 16 under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As amended, the 1992 Plan would not permit the transfer of awards pursuant to the terms of a qualified domestic relations order. All unexercised options and SARs terminate on the date a grantee's employment terminates, provided that such awards may be exercised during certain periods, to be specified by the Committee subject to certain stated limitations, following termination of employment by reason of death, disability or retirement.

     Exercise Price and Payment. The exercise price of each option granted under the 1992 Plan will be established by the Committee and set forth in the agreement governing the option and shall not be less than the fair market value of the Company's Common Stock on the date of grant of such option. In general, grants of Restricted Stock, Performance Stock and dividend equivalents will require little or no payment upon issuance.

     The exercise of an option must be accompanied by payment in full of the purchase price in cash, by check or by delivery of shares of the Company's Common Stock previously acquired by the grantee equal in value to the option price, or by a combination of cash and stock. In addition, the Committee may authorize, in accordance with rules and regulations adopted by it, payment of the option price by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company that portion of sales or loan proceeds required to pay the option price in full. Participants under the 1992 Plan may pay withholding taxes by means of contributing cash or shares of the Company's Common Stock previously acquired or by deducting shares of Common Stock from the amount to be received upon the exercise or vesting of an award in accordance with procedures adopted by the Committee. The aggregate number and kind of shares which are reserved for issuance under the 1992 Plan and which are subject to awards under the 1992 Plan and the purchase price per share of shares subject to awards will be appropriately adjusted by the Committee in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions that affect the Company's Common Stock.

     Award and Exercise of SARs. SARs may be granted by the Committee independently of or in conjunction with stock options granted concurrently or previously under the 1992 Plan. SARs entitle the grantee to receive in cash or in shares of Common Stock (or in a combination of cash and stock) from the Company at exercise the difference between the fair market value of a specified number of shares of the Company's Common Stock on the date of exercise and the fair market value per share specified in the agreement granting the SARs. SARs shall be exercisable at such time and only to the extent provided in an SAR agreement or related option. Upon exercise of an SAR, the number of shares subject to exercise under a related option shall be reduced automatically by the number of shares surrendered.

     Amendment and Termination. The Board of Directors may amend, suspend or terminate the 1992 Plan at any time prior to its specified date of termination. Any amendment (1) effecting an increase in the aggregate number of shares which may be issued under the 1992 Plan (other than an increase merely reflecting a stock dividend, a recapitalization or other such change), (2) extending the term of the 1992 Plan or the maximum option periods provided thereunder, (3) decreasing the minimum option price under the 1992 Plan, or otherwise materially increasing the benefits accruing to grantees through awards under the 1992 Plan,
(4) abolishing the Committee, changing the qualification of its members or withdrawing the 1992 Plan from its supervision, or (5) modifying the eligibility requirements for participation in the 1992 Plan, must be approved by the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     NSOs and SARs. Under current law, there will generally be no Federal income tax consequences to either the employee or the Company on the grant of NSOs or SARs. Upon exercise of NSOs or SARs, the difference between the fair market value of the Company's Common Stock at the date of exercise and the exercise price is taxed at ordinary income rates, and is subject to withholding tax by the Company. The exercise of NSOs or SARs will result in a tax deduction to the Company, measured by such difference. However, grantees who are subject to the six-month restrictions on resale of Common Stock under Federal securities laws will, unless they elect otherwise, generally not recognize ordinary income until such restrictions lapse. The fair market value of the Company's Common Stock at the date of exercise becomes the tax basis in the hands of the grantee of shares acquired upon such exercise.

     ISOs. Under the Internal Revenue Code, there are generally no Federal income tax consequences to the employee or the Company upon the grant or exercise of an ISO, except that the difference between the option price and the fair market value of the Common Stock at the exercise of the option will be an item of adjustment for purposes of the alternative minimum tax. If the employee does not dispose of the stock within two years from the grant date of the ISO, and holds the stock after exercise for at least one year, the employee will be taxed at long-term capital gain rates upon the sale of the stock and the Company will not be entitled to a tax deduction in connection with the exercise of the ISO. If the employee does not meet these holding period requirements, the employee's gain upon disposing of the stock will usually be taxed as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance of the amount received, if any, will be short-term or long-term capital gain depending on how long the shares were held by the employee. The Company will be allowed a tax deduction in the amount of the grantee's ordinary income as a result of the disposition.

     Restricted Stock, Performance Stock and Dividend Equivalents. If Common Stock is transferred to an employee under the 1992 Plan, the employee must include in gross income the excess of the then fair market value of the stock over the amount, if any, paid for it in the first taxable year in which such employee's beneficial interest in such Common Stock is either transferable or not subject to a substantial risk of forfeiture, unless the employee elects to be taxed upon the grant of such an award. Generally, the employer is entitled to a deduction at the time of and equal to the amount of the inclusion in the employee's gross income. Dividends paid on Restricted Stock are treated as compensation deductible by the employer and includable in the income of the employee when paid, unless the employee elects to be taxed upon the grant of such an award. Performance Stock granted under the 1992 Plan, receipt of which is contingent on the attainment of performance goals established by the Committee, is generally taxed to the employee upon attainment of the goals at the end of such performance period. The employer is entitled to a deduction for the payment of Performance Stock awards, whether paid in stock, cash or in combination thereof, in an amount equal to the amount included in the employee's gross income. Dividend equivalents are taxed to the employee and are deductible by the employer when paid.

     Approval of amendments to the 1992 Plan requires the affirmative vote of the holders of at least a majority of the Common Stock of the Company represented at the April 23, 1996 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF AMENDMENTS TO THE 1992 PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 4)

     The Company's Board of Directors is submitting for shareholder approval its proposal to engage Coopers & Lybrand L.L.P., independent accountants, as auditors of the Company for the fiscal year ending December 31, 1996. On October 19, 1995, the Audit Committee of the Board of Directors of the Company recommended and the Board of Directors of the Company approved the dismissal of Price Waterhouse LLP, effective October 19, 1995, as the independent accountants engaged to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. On October 19, 1995, the Company notified Price Waterhouse LLP of the Board of Directors' decision to replace Price Waterhouse LLP as independent accountants of the Company. Price Waterhouse LLP acted as the auditors of the Company from the fiscal year ending December 31, 1987.

     The reports of Price Waterhouse LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that their report on the Company's financial statements for the year ended December 31, 1993 included an explanatory paragraph regarding the uncertainty that the Company could continue as a going concern.

     During the Company's two most recent fiscal years and the subsequent interim period ending October 19, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference thereto in their report on the financial statements for such years.

     On October 19, 1995, the Audit Committee of the Board of Directors recommended and the Company's Board of Directors approved the engagement of Coopers & Lybrand L.L.P., effective October 19, 1995, to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. During the Company's two most recent fiscal years and through October 19, 1995, the Company has not consulted with Coopers & Lybrand L.L.P. on items which (1) were or should have been subject to SAS 50 or (2) concerned with subject matter of a disagreement or reportable event with the former auditor.

     The Company has furnished Price Waterhouse LLP and Coopers & Lybrand L.L.P. with copies of the above statements and requested that they inform the Company if any of the statements is incorrect or incomplete. Neither Coopers & Lybrand L.L.P. nor Price Waterhouse LLP has indicated that any of the above statements is incorrect or incomplete.

     Representatives from Coopers & Lybrand L.L.P. will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     Audit services performed by Coopers & Lybrand L.L.P. during the past fiscal year include audits of the financial statements of the Company, services related to filings with the SEC and federal and state taxation authorities and consultations on matters related to accounting and financial reporting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS DESCRIBED ABOVE.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with their best judgment.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                      FOR INCLUSION IN 1997 PROXY MATERIAL

     Any shareholder who intends to present a proposal at the Company's 1997 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by the Company at its principal executive office on or before November 27, 1996, directed to the Secretary of the Company.

     Any such shareholder would need to meet the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934.

     The Board of Directors would like you to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope as soon as possible. If you attend the meeting, you may vote in person if you desire.

                                      By Order of the Board of Directors

                                      [Paste-Up]

                                      EVELYN R. MILLER, Secretary

New Haven, Connecticut
March 22, 1996

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 13 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market and the NASDAQ Bank Stocks for the period of five years commencing December 31, 1990 and ending December 29, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                              BNH BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR THE ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 APRIL 23, 1996

     The undersigned hereby appoints THEODORE F. HOGAN, JR., CARL M. PORTO and CHEEVER TYLER, and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Shareholders of BNH Bancshares, Inc. (the "Company"), to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m. and at any adjournment thereof, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present for the following matters.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example [X]

1.  ELECTION OF DIRECTORS
    Nominees:

STEPHEN P. AHERN, MARTIN R. ANASTASIO, EDWARD M. CROWLEY, JAMES J. CULLEN, GEORGE M. DERMER, THOMAS M. DONEGAN, VICTOR B. HALLBERG, THEODORE F. HOGAN, JR., KARL J. JALBERT, JEAN G. LAMONT, LAWRENCE M. LIEBMAN, F. PATRICK MCFADDEN, JR., CARL M. PORTO, VINCENT A. ROMEI, STANLEY SCHOLSOHN AND CHEEVER TYLER

                          [ ] FOR [ ] WITHHELD FOR ALL

WITHHELD FOR: (Write that nominee's name in the space provided below).

2. TO APPROVE A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED COMMON STOCK.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. TO APPROVE CERTAIN AMENDMENTS TO THE BNH BANCSHARES, INC. 1992 STOCK INCENTIVE PLAN.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the calendar year 1996.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting or an adjournment thereof.

Please mark this box if you plan to attend the Annual Meeting in person [ ]

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)____________________________________       Date _______________

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE